Exhibit 8.1

List of Subsidiaries of KT Corporation

(As of December 31, 2020)

Name	Jurisdiction of Incorporation
KT Powertel Co., Ltd.	Korea
KT Linkus Co., Ltd.	Korea
KT Submarine Co., Ltd.	Korea
KT Telecop Co., Ltd.	Korea
KT Hitel Co., Ltd.	Korea
KT Service Bukbu Co., Ltd.	Korea
KT Service Nambu Co., Ltd.	Korea
KT Commerce Inc.	Korea
KT Strategic Investment Fund No.2	Korea
KT Strategic Investment Fund No.3	Korea
KT Strategic Investment Fund No.4	Korea
KT Strategic Investment Fund No.5	Korea
BC-VP Strategic Investment Fund No.1	Korea
BC Card Co., Ltd.	Korea
VP Inc.	Korea
H&C Network	Korea
BC Card China Co., Ltd.	China
INITECH Co., Ltd.	Korea
Smartro Co., Ltd.	Korea
KTDS Co., Ltd.	Korea
KT M Hows Co., Ltd.	Korea
KT M&S Co., Ltd.	Korea
GENIE Music Corporation (KT Music Corporation)	Korea
KT MOS Bukbu Co., Ltd.	Korea
KT MOS Nambu Co., Ltd.	Korea
KT Skylife Co., Ltd.	Korea
Skylife TV Co., Ltd.	Korea
KT Estate Inc.	Korea
KT AMC Co., Ltd.	Korea
NEXR Co., Ltd.	Korea
KTGDH Co., Ltd. (KTSB Data service)	Korea
KT Sat Co., Ltd.	Korea
Nasmedia, Co., Ltd.	Korea
KT Sports Co., Ltd.	Korea
KT Music Contents Fund No.1	Korea
KT Music Contents Fund No.2	Korea
KT-Michigan Global Content Fund	Korea
Autopion Co., Ltd.	Korea
KTCS Corporation	Korea
KTIS Corporation	Korea
KT M mobile	Korea
KT Investment Co., Ltd.	Korea
Whowho&Company Co., Ltd.	Korea
PlayD Co., Ltd. (N Search Marketing Co., Ltd.)	Korea
Next connect PFV	Korea
KT Huimangjieum	Korea
GE Premier 1st Corporate Restructuring Real Estate Investment Trust Co.	Korea

K-REALTY RENTAL HOUSING REIT 3	Korea
KT Rwanda Networks Ltd.	Rwanda
AOS Ltd.	Rwanda
KT Belgium	Belgium
Korea Telecom Japan Co., Ltd.	Japan
KBTO Sp.z o.o.	Poland
Korea Telecom China Co., Ltd.	China
KT Dutch B.V	Netherlands
East Telecom LLC	Uzbekistan
Korea Telecom America, Inc.	USA
PT. BC Card Asia Pacific	Indonesia
KT Hongkong Telecommunications Co., Ltd.	Hong Kong
Korea Telecom Singapore Pte. Ltd.	Singapore
Texnoprosistem LLC	Uzbekistan
Nasmedia Thailand Co., Ltd.	Thailand
Storywiz Co., Ltd.	Korea
KT Engineering Co., Ltd. (KT ENGCORE Co., Ltd.)	Korea

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